Exhibit 99.1

Immersion Corporation Reports Fourth Quarter 2020 Results
Company Results at Top End or Exceeds Preliminary Announcement;
Reports Over 40% Sequential Quarterly Revenue Growth and GAAP and Non-GAAP EPS of $0.30 and $0.29 per share

SAN FRANCISCO, March 4, 2021 – Immersion Corporation (NASDAQ: IMMR), the leading developer and provider of technologies for haptics, today reported financial results for the fourth quarter ended December 31, 2020.

Fourth Quarter Financial Summary:

•Total revenues of $10.9 million, compared to $11.5 million in the fourth quarter of 2019. Royalty and license revenues were $10.9 million, compared to $11.4 million in the fourth quarter of 2019.
•GAAP operating expenses of $5.7 million declined 48% from $11.0 million in the fourth quarter of 2019. Non-GAAP operating expenses of $3.5 million declined 58% from non-GAAP operating expenses of $8.3 million in the fourth quarter of 2019. (See attached table for a reconciliation of GAAP to non-GAAP financial measures.)
•GAAP net income was $8.1 million, or $0.30 per diluted share, compared to GAAP net income of $1.0 million, or $0.03 per diluted share, in the fourth quarter of 2019.
•Non-GAAP net income was $8.0 million, or $0.29 per diluted share, compared to non-GAAP net income of $3.8 million, or $0.12 per diluted share, in the fourth quarter of 2019.
•As of December 31, 2020, cash and cash equivalents increased to $59.5 million.

Fiscal Year 2020 Financial Summary:

•Revenues for 2020 were $30.5 million, compared to $36.0 million in 2019. Royalty and license revenues for 2020 totaled $30.2 million, compared to $35.6 million in 2019.
•Net income for 2020 was $5.4 million, or $0.19 per diluted share, compared to net loss of $20.0 million, or $0.64 per diluted share, for 2019.
•Non-GAAP net income for 2020 was $10.3 million, or $0.36 per diluted share, compared to non-GAAP net loss for 2019 of $11.9 million, or $0.38 per diluted share.

“We had a very strong fourth quarter, growing our top-line by over 40% compared to the third quarter and maintained control over our operating expenses,” said Jared Smith, Interim Chief Executive Officer at Immersion. “The net result was a solid, profitable quarter. We did this while continuing to innovate our next-generation haptic technology and achieving several exciting customer wins. All of this positions us well as we enter 2021 with momentum to deliver double-digit top-line and profitability growth year-over-year.”

Recent Business Highlights:
•Announced commercial partnership with Faurecia for the use of Immersion’s haptic technologies and solutions for interactive haptic user interfaces for the car.
•Signed a multi-year license agreement with Woory Industrial Co. Ltd., a leading automotive supplier in Korea, for haptic technology use in automotive touchscreens.
•Executed renewal agreement with Abtivan, an innovative game peripheral OEM that offers force feedback steering wheel and related racing and flight simulator equipment.
•Signed a multi-year licensing agreement with SenseArena, a provider of VR products for athletes designed to improve reaction time and performance.
•Announced a collaboration agreement with StrikerVR, a developer of cutting-edge force feedback peripherals for the use of new adaptive trigger capabilities in StrikerVR’s next generation VR and gaming peripheral devices.
•Named a Top 100 Global Innovator 2021 by Clarivate for the second year in a row. Clarivate is a global leader in providing trusted insights and analytics on research and intellectual property.

Fourth Quarter Earnings Conference Call and Webcast

Immersion will host a conference call with company management today at 2:00 p.m. PT (5:00 p.m. ET) to discuss financial results for the third quarter ended December 31, 2020. To participate on the live call, analysts and investors should dial +1-866-548-4713 (conference ID: 2481300) at least ten minutes prior to the start of the call.

A recorded webcast will also be available for 90 days in the "IR News and Events” page of Immersion's Investor Relations website at https://ir.immersion.com/news-and-events.

About Immersion
Immersion Corporation (NASDAQ: IMMR) is the leading innovator of touch feedback technology, also known as haptics. The company invents, accelerates, and scales haptic experiences by providing technology solutions for mobile, automotive, gaming, and consumer electronics. Haptic technology creates immersive and realistic experiences that enhance digital interactions by engaging users' sense of touch. Learn more at www.immersion.com.

Use of Non-GAAP Financial Measures
Immersion reports all financial information required in accordance with generally accepted accounting principles (GAAP), but it believes that evaluating its ongoing operating results may be difficult to understand if limited to reviewing only GAAP financial measures. Immersion discloses this non-GAAP information, such as non-GAAP net income (loss) and non-GAAP net income (loss) per diluted share because it is useful in understanding the company’s performance as it excludes certain non-cash expenses like stock-based compensation expense and other special charges, such as deferred tax assets valuation allowance, depreciation and restructuring costs, that many investors feel may obscure the company’s true operating performance. Likewise, management uses these non-GAAP financial measures to manage and assess the profitability of its business. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under GAAP. The non-GAAP financial measures are not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in tables contained in this press release. The Company has not reconciled the non-GAAP financial measures guidance to the corresponding GAAP measures on a forward-looking basis due to the uncertainty and the potential variability of many of the costs and expenses that may be incurred in the future. Accordingly, reconciliations of the Company’s forward-looking non-GAAP financial measures to the corresponding GAAP measures are not available without unreasonable effort.

Forward-looking Statements
This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The forward-looking statements involve risks and uncertainties. Forward-looking statements are identified by words such as “anticipates,” “believes,” “expects,” “intends,” “may,” “can,” “will,” “places,” “estimates,” and other similar expressions. However, these words are not the only way we identify forward-looking statements. Examples of forward-looking statements include any expectations, projections, or other characterizations of future events, or circumstances, and include statements regarding: our momentum to deliver double-digit top-line and profitability growth in 2021; and other statements regarding the future prospects and opportunities for the Company’s business.

Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Actual results could differ materially from those projected in the forward-looking statements, therefore we caution you not to place undue reliance on these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: the effects of the COVID-19 global pandemic on the Company and its business, and on the business of its suppliers and customers; unanticipated changes in the markets in which the Company operates; the effects of the current macroeconomic climate (especially in light of the ongoing adverse effects of the COVID-19 global pandemic); delay in or failure to achieve adoption of or commercial demand for the Company’s products or third party products incorporating the Company’s technologies; the inability of Immersion to renew existing licensing arrangements, or enter into new licensing arrangements on favorable terms; the loss of a major customer; the ability of Immersion to protect and enforce its intellectual property rights and other factors.

For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in Immersion’s Annual Report on Form

10-K for 2019 and its most recent Quarterly Report on Form 10-Q which are on file with the U.S. Securities and Exchange Commission. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and Immersion does not intend to update these forward-looking statements after the date of this press release, except as required by law.

Immersion, and the Immersion logo are trademarks of Immersion Corporation in the United States and other countries. The use of the word “partner” or “partnership” in this press release does not mean a legal partner or legal partnership.

(IMMR – C)

Investor Contact:
Aaron Akerman
Immersion Corporation
514-987-9800 ext. 5110
aakerman@immersion.com

Immersion Corporation
Condensed Consolidated Balance Sheets
(In thousands)
(unaudited)

	December 31, 2020	December 31, 2019
	(1)	(1)
ASSETS
Cash and cash equivalents	$59,522	$86,478
Short-term investments	—	3,019
Accounts and other receivables	2,218	3,385
Prepaid expenses and other current assets	12,610	14,078
Total current assets	74,350	106,960
Property and equipment, net	209	1,226
Long-term deposits	12,571	7,062
Other assets, net	9,000	9,600
TOTAL ASSETS	$96,130	$124,848
LIABILITIES
Accounts payable	$149	$809
Accrued compensation	1,001	2,844
Other current liabilities	2,457	3,478
Deferred revenue	5,173	4,692
Total current liabilities	8,780	11,823
Long-term deferred revenue	21,334	25,952
Other long-term liabilities	2,035	3,316
TOTAL LIABILITIES	32,149	41,091
STOCKHOLDERS’ EQUITY	63,981	83,757
TOTAL LIABILITIES & STOCKHOLDERS’ EQUITY	$96,130	$124,848

(1) Derived from Immersion’s annual audited consolidated financial statements.

Immersion Corporation
Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
	(1)	(1)	(2)	(2)
Revenues:
Royalty and license	$10,870	$11,379	$30,176	$35,643
Development, services, and other	65	85	280	310
Total revenues	10,935	11,464	30,456	35,953
Costs and expenses:
Cost of revenues	30	53	168	170
Sales and marketing	932	1,550	4,999	6,426
Research and development	1,082	1,774	5,014	7,840
General and administrative	3,649	7,609	18,055	42,968
Total costs and expenses	5,693	10,986	28,236	57,404
Operating Income (loss)	5,242	478	2,220	(21,451)
Interest and other income	605	772	939	1,878
Income (loss) before benefit from (provision for) income taxes	5,847	1,250	3,159	(19,573)
Benefit from (provision for) income taxes	2,239	(271)	2,242	(471)
Net Income (loss)	$8,086	$979	$5,401	$(20,044)
Basic net income (loss) per share	$0.30	$0.03	$0.19	$(0.64)
Shares used in calculating basic net income (loss) per share	26,959	31,731	28,117	31,529
Diluted net income (loss) per share	$0.30	$0.03	$0.19	$(0.64)
Shares used in calculating diluted net income (loss) per share	27,321	31,904	28,477	31,529
(1) unaudited quarterly financial data
(2) Derived from audited annual consolidated financial statements

Immersion Corporation
Reconciliation of GAAP Net Income (Loss) to Non-GAAP Net Income (Loss)
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
GAAP net income (loss)	$8,086	$979	$5,401	$(20,044)
Add: Provision for (benefit from) income taxes	(2,239)	271	(2,242)	471
Less: Non-GAAP provision for income taxes	(26)	(72)	(129)	(218)
Add: Stock-based compensation	1,323	1,093	4,756	5,464
Add: Depreciation and amortization of property and equipment	23	702	1,052	1,290
Add: Impairment of right-of-use assets	271	939	271	939
Add: Severance and other termination costs (benefits)	556	(95)	1,175	154
Non-GAAP net income (loss)	$7,994	$3,817	$10,284	$(11,944)
Non-GAAP net income (loss) per diluted share	$0.29	$0.12	$0.36	$(0.38)
Shares used in calculating Non-GAAP net income (loss) per diluted share	27,321	31,904	28,477	31,529

Immersion Corporation
Disaggregated Revenue Information
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Fixed fee license revenue	$1,651	$2,517	5,472	$12,627
Per-Unit royalty revenue	9,219	8,862	24,704	23,016
Total royalty and license revenue	10,870	11,379	30,176	35,643
Development, services, and other revenue	65	85	280	310
Total revenues	$10,935	$11,464	30,456	$35,953

Immersion Corporation
Revenue by Line of Business
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
Mobility	57%	67%	69%	63%
Gaming	19%	6%	15%	16%
Automotive	24%	27%	15%	21%
Other	—%	—%	1%	—%
Total	100%	100%	100%	100%

Immersion Corporation
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating Expenses
(In thousands)
(Unaudited)

	Three Months Ended December 31,		Years Ended December 31,
	2020	2019	2020	2019
GAAP operating expenses	$5,663	$10,933	$28,068	$57,234
Adjustments to GAAP operating expenses:
Stock-based compensation expense - S&M	(254)	(247)	(846)	(947)
Stock-based compensation expense - R&D	(216)	(250)	(870)	(1,304)
Stock-based compensation expense - G&A	(853)	(596)	(3,040)	(3,213)
Depreciation and amortization expense of property and equipment	(23)	(702)	(1,052)	(1,290)
Impairment of right-of-use assets	(271)	(939)	(271)	(939)
Severance and other termination (costs) benefits	(556)	95	(1,175)	(154)
Non-GAAP operating expense	$3,490	$8,294	$20,814	$49,387